SECOND AMENDMENT TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 7, 2006 (the "Amendment"), among CORE LABORATORIES N.V., a Netherlands limited liability company (the "Parent"), CORE LABORATORIES LP, a Delaware limited partnership (the "US Borrower" and collectively with the Parent, the "Borrowers"), the various financial institutions which are or may become parties to the Credit Agreement, as amended hereby (collectively, the "Lenders"), JPMORGAN CHASE BANK, N.A. as administrative agent (the "Administrative Agent") for the Lenders and as a letter of credit issuing bank (in such capacity together with any successors thereto, an "LC Issuer"), and BANK OF AMERICA, N.A. as syndication agent ("Syndication Agent" and collectively with the Administrative Agent, the "Agents") for the Lenders and as a letter of credit issuing bank (in such capacity together with any successors thereto, an "LC Issuer").

W I T N E S S E T H

WHEREAS, the Borrowers, the Lenders, the Agents and the LC Issuers are parties to that certain Third Amended and Restated Credit Agreement, dated as of March 24, 2005, as amended by that certain First Amendment to Third Amended and Restated Credit Agreement, dated as of December 20, 2005 (as so amended, the "Credit Agreement"); and

WHEREAS, the Borrowers desire to amend certain provisions of the Credit Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

    DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, or except as the definition may be amended by this Amendment, terms used in this Amendment, including its preamble and recitals, shall have the meanings provided in the Credit Agreement, as hereby amended.

    AMENDMENTS TO CREDIT AGREEMENT.

      Section 1.01 of the Credit Agreement is hereby amended by deleting the following definitions:

        "Net Income"

        "Net Worth"

      Section 7.1(vi) of the Credit Agreement is hereby amended and restated in its entirety as follows:

      "(vi) Other Indebtedness (in addition to any Indebtedness otherwise permitted pursuant to this Section 7.1) of up to $5,000,000 (or its Equivalent Amount) outstanding at any one time and any guaranties thereof;"

      Section 7.1(vii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

      "(vii) Other unsecured Indebtedness (in addition to any Indebtedness otherwise permitted pursuant to this Section 7.1) consisting of funded debt in the form of money market lines of credit or similar arrangements not to exceed $5,000,000 (or its Equivalent Amount) outstanding at any one time and any guaranties thereof;"

      Section 7.1(viii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

      "(viii) Other unsecured Indebtedness (in addition to any Indebtedness otherwise permitted pursuant to this Section 7.1), contingent or direct, not to exceed $5,000,000 (or its Equivalent Amount) outstanding at any one time in respect of letters of credit issued for the account of any of the Credit Parties in the conduct of their business in the ordinary course and any guaranties thereof;"

      Section 7.1(xi) of the Credit Agreement is hereby amended and restated in its entirety as follows:

      "(xi) Other Indebtedness (in addition to any Indebtedness otherwise permitted pursuant to this Section 7.1) that is subordinated to the Indebtedness of the Borrowers and the Guarantors under the Loan Documents; provided any such subordinated Indebtedness shall be subordinated on terms and conditions satisfactory to the Administrative Agent in its sole discretion; and"

      Section 7.1(xii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

      "(xii) Other Indebtedness of any Subsidiary or Subsidiaries (in addition to any Indebtedness otherwise permitted pursuant to this Section 7.1); provided such Indebtedness in the aggregate at any one time outstanding does not exceed 10% of the Consolidated Net Worth of the Borrowers and their subsidiaries."

      Section 7.4(iii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

      "(iii) The repurchase of the Parent's outstanding shares of common stock if (a) such repurchase is made pursuant to the valid authorization of the Parent's shareholders and (b) a copy of each such authorization or resolution shall be delivered to the Administrative Agent in accordance with Section 6.1(vii) or (viii) (each such repurchase, an "Eligible Share Repurchase");"

      Section 7.7.2 of the Credit Agreement is hereby amended by replacing the ratio "3.0 to 1.0" with the ratio "2.25 to 1.00".

      Section 7.7.3 of the Credit Agreement is hereby deleted in its entirety.

    REPRESENTATIONS AND WARRANTIES. In order to induce the Lenders and the Agents to enter into this Amendment, each Borrower hereby reaffirms, as of the date hereof, its respective representations and warranties contained in Article V of the Credit Agreement (except to the extent any such representation and warranty relates solely to an earlier date) and additionally represents and warrants as follows:

      Existence and Standing. Each of the Borrowers and their respective Subsidiaries is a corporation, limited partnership, limited liability company or other Person duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization, and has all requisite authority to conduct its business and is duly qualified or licensed to transact business as a foreign corporation, limited partnership, limited liability company or other Person and in good standing under the laws of each jurisdiction in which the conduct of its operations or the ownership or leasing of its properties requires such qualification or licensing, except where failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect.

      No Conflict; Government Consent. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof ("Government Approval"), which has not been obtained by a Credit Party or any of its Subsidiaries, is required to be obtained by such Credit Party or any of its Subsidiaries in connection with the execution and delivery of this Amendment, the Loan Documents, the borrowings under the Credit Agreement, as amended hereby, the payment and performance by such Credit Party of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents, except, in each case, to the extent that the failure to obtain such order, consent, adjudication, approval, license, authorization, validation, exemption or other action or to make such filing, recording or registration could not reasonably be expected to have a Material Adverse Effect.

      Due Authorization, Non-Contravention, etc. The execution, delivery and performance by each Borrower of this Amendment and the consummation of the transactions contemplated hereby and by the Credit Agreement as so amended, are within each Borrowers' corporate or other similar organizational powers, have been duly authorized by all necessary corporate action, and do not (a) contravene either Borrowers' organizational documents, including, without limitation, its articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, operating or other management agreement or other similar organic documents; (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting either Borrower; or (c) result in, or require the creation or imposition of, any Lien on any Properties of either Borrower or any Subsidiaries.

      Governmental Approval, Regulation etc. No Government Approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution, delivery or performance by either Borrower of this Amendment.

      Validity, etc. This Amendment and the Credit Agreement, as amended, hereby constitute the legal, valid and binding obligations of each Borrower enforceable against either Borrower in accordance with their respective terms except as such enforceability is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization or similar law relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including concepts of materiality, reasonableness, good faith and fair dealing.

    CONDITIONS PRECEDENT TO EFFECTIVENESS. This Amendment shall be effective as of the date hereof, following the Administrative Agent's receipt of this Amendment, duly executed by each of the Borrowers, the Administrative Agent and the Required Lenders.

    EFFECT OF AMENDMENT. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby.

    GOVERNING LAW, SEVERABILITY, ETC. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF THE CONFLICTS OF LAW. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

    MISCELLANEOUS.

      Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

      Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      NO ORAL AGREEMENTS. THIS WRITTEN AMENDMENT AND THE CREDIT AGREEMENT AS AMENDED BY THIS AMENDMENT REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first written above.

BORROWERS

CORE LABORATORIES N.V.

BY: Core Laboratories International B.V., its sole Managing Director

By: _____________________________________________

Name:

Title:

CORE LABORATORIES LP

BY: Core Laboratories LLC, its General Partner

By:
Name:
Title:

AGENTS AND LENDERS

JPMORGAN CHASE BANK, N.A.
Individually, as Administrative Agent, as Swing Line Lender and as an LC Issuer

By: ____________________________

Name:
Title:

BANK OF AMERICA, N.A.,
Individually, as Syndication Agent and as an LC Issuer

By:________________________________
Name:
Title:

COMERICA BANK, as a Lender

By:________________________________
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:________________________________
Name:
Title: